EXHIBIT 5


                               September 16, 1997


OutSource International, Inc.
1144 East Newport Center Drive
Deerfield Beach, FL 33442

     RE:  Registration Statement on Form S-1 (File No. 333-33443)

Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-33443), filed by OutSource International, Inc. (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 3,700,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), to be offered to the public pursuant to a proposed underwriting agreement (the "Underwriting Agreement") between the Company and Smith Barney Inc., Robert W. Baird & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, as representatives of a group of underwriters.

         In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to require as a basis for the opinion hereafter expressed.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that:

         The Common Stock will be, when and if issued in accordance with the Underwriting Agreement and the Company's Amended and Restated Articles of Incorporation, duly authorized, legally issued, fully paid and non-assessable.

OutSource International, Inc.
September 16, 1997
Page Two


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        HOLLAND & KNIGHT LLP



                                        By:  /s/ TERESITA H. GARCIA
                                             ----------------------------
                                             Teresita H. Garcia